UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2008

Phantom Fiber Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15627 (Commission File Number)	042451506 (I.R.S. Employer Identification Number)

144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7
(Address of principal executive offices) (zip code)

(416) 703-4007
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

On January 31, 2008, the Registrant concluded the negotiations for the extension of its Senior Secured Note and on February 11, 2008, the final agreements were delivered to the Holder. The amendments are to its outstanding Senior Unsecured Note (the “Amended Note”) in the principal amount of $2,642,000 originally entered into on January 6, 2006. The Holder of the Amended Note, Victory Park Master Fund, Ltd., (the “Holder”) agreed to an extension of the due date until May 31, 2008. In exchange for waiving interest due and any technical defaults of the original Registration Rights Agreement and in exchange for the extension of the due date and the cancellation of the Class A Warrants to purchase up to 2,642,000 $0.001 par value common stock of the Registrant for an exercise price of $1.50 per share, the Registrant agreed to issue 900,000 restricted common shares to the Holder. The agreements also provide for the early prepayment of the Amended Note at a discount under certain circumstances. The revised interest rate of the Amended Note is 12% annually and the amendment also provides for the Holder to be granted a security interest in all of the Registrant’s assets.

Item 3.02 Unregistered Sale of Equity Securities

See the discussion under Item 2.03 above relating to the sale of 900,000 shares of common stock. The Registrant relied on Section 4(2) of the Securities Act of 1933 for the exemption from registration for the issuance of the securities.

Item 9.01 Financial Statements and Exhibits

Exhibit:	10.1 Amended Note
10.2 Note Amendment Agreement
10.3 Side Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Fiber Corporation

Dated: February 11, 2008	By:	/s/ Jeffrey Halloran
Name: Jeffrey Halloran
Title: President, Chief Executive Officer, and Director